U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 5, 2010

LADYBUG RESOURCE GROUP, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	333-153306	26-1973389
State of Incorporation	Commission File No.	I.R.S. Employer
Identification No.

11630 Slater Ave., N.E., Ste. 1A, Kirkland, WA	98034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (425) 306 - 5028

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.01

Election of Directors; Appointment of Certain Officers

On November 5, 2010, the Ladybug Board of Directors appointed Thomas F. Krucker as Chief Executive Officer.  Mr. Krucker replaces Mitchell Trace as Chief Executive Officer. Mr. Krucker was also appointed to the Ladybug Board of Directors and named Chairman of the Board.  Mr. Krucker will help us develop and grow the MAG International vehicle business.

Background:

Age: 70

Degrees: B.A. University of Arizona; J.D. Pepperdine College of Law

For the past five years, Mr. Krucker has been working in the investment banking industry.

Background in vehicle field:

Mr. Krucker served with Toyota USA  for approximately 20 years.  He held national positions as IR director and import director for the USA.  His duties included oversight for five divisions which reported to him, including  truck/rail  transportation, ship routing, ten port authorities around USA, treasury/customs responsibility for company, insurance/claims, damage control for ocean rail vehicle delivery, truck assembly at all ports, accessory and preparation at all ports. He moved into sales and was responsible for the largest selling region in USA and for building a dealer network for Toyota, which became the first imported vehicle nameplate to out-sell and out-register all domestic car lines including Chevrolet, Ford, and Chrysler.

LADYBUG RESOURCE GROUP, INC.

Dated: November 8, 2010

/s/ Craig Barton

By: Craig Barton

Title: COO

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